Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2015 RESULTS; REPORTS NORMALIZED FFO PER SHARE OF $0.58, REPRESENTING A 14% INCREASE OVER THIRD QUARTER 2014

IRVINE, CA, November 9, 2015 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the third quarter of 2015.

RECENT HIGHLIGHTS

•
For the third quarter of 2015, Normalized FFO, Normalized AFFO and net income attributable to common stockholders per diluted common share were $0.58, $0.53 and $0.24, respectively, compared to $0.51, $0.51 and $0.31, respectively, for the third quarter of 2014.

•	During the third quarter of 2015, revenues increased 36% over the same period in 2014, from $44.0 million to $59.9 million.

•
During the third quarter of 2015, we made investments of $93.8 million. These investments consisted of: (i) $84.7 million of real estate acquisitions; (ii) $0.6 million of real estate additions; (iii) $4.2 million of preferred equity investments; and (iv) $4.4 million of investments in loans receivable. During the nine months ended September 30, 2015, we have made investments totaling $443.1 million.

•	Subsequent to September 30, 2015, we invested an aggregate of $28.0 million in a senior housing facility and a preferred equity investment.

•
On November 9, 2015, we served the borrowers under the Forest Park - Dallas mortgage loan and the Forest Park - Fort Worth construction loan with notices of foreclosure, with the foreclosure sales scheduled for December 1, 2015, barring any action by the borrowers to judicially stop the sale. Based on third party appraisals of the real estate, the estimated fair value of the collateral for each loan is sufficient to recover the outstanding loan balance and unpaid interest.

•
On November 9, 2015, our board of directors declared a quarterly cash dividend of $0.41 per share of common stock. The dividend will be paid on November 30, 2015 to common stockholders of record as of the close of business on November 19, 2015.

•
On November 9, 2015, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on November 30, 2015 to preferred stockholders of record as of the close of business on November 19, 2015.

Commenting on the third quarter results and recent investments, Rick Matros, CEO and Chairman, said, “Sabra had a strong quarter. Rent coverages in both skilled nursing/transitional care and senior housing improved as did skilled mix and senior housing occupancy. We were pleased to close another investment in Canadian senior housing with the group we closed our first deal with subsequent to quarter's end. Bankruptcy court proceedings for the Forest Park - Frisco hospital have gone well and the hospital is now being actively marketed as we look forward to a resolution. We have updated our 2015 guidance to reflect a range of outcomes with the Forest Park investments."

1

TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended September 30,
Facility Type	2015	2014	2015	2014
Skilled Nursing/Transitional Care	1.27x	1.25x	1.61x	1.61x
Senior Housing	1.29x	1.21x	1.49x	1.42x

Twelve Months Ended September 30,
Fixed Charge Coverage Ratio (2)	2015	2014
Genesis Healthcare, Inc.(3)	1.27x	1.23x
Tenet Health Care Corporation	2.44x	2.17x
Holiday AL Holdings LP	1.17x	1.25x
(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) include only Stabilized Facilities acquired before the three months ended September 30, 2015 and only for periods when the property was operated subject to a lease with the Company. Facility Statistics are only included in periods subsequent to our acquisition and stabilization. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to our RIDEA-compliant joint venture tenants. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(3) Fixed Charge Coverage Ratio for Genesis Healthcare, Inc. ("Genesis") for the twelve months ended June 30, 2015 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed on February 2, 2015.

LIQUIDITY

As of September 30, 2015, we had approximately $277.4 million of liquidity, consisting of unrestricted cash and cash equivalents of $31.4 million (excluding cash and cash equivalents associated with a RIDEA-compliant joint venture) and available borrowings of $246.0 million under our revolving credit facility. As of September 30, 2015, we also had $76.5 million available under our at-the-market (ATM) common stock offering program (the "2014 ATM Program"). In November 2015, we suspended the 2014 ATM Program. We may resume the 2014 ATM Program at any time during the term of the program in our discretion.

2015 OUTLOOK UPDATE

The table below sets forth Sabra's updated 2015 full year earnings guidance:

	Low	High
Net income attributable to common stockholders	$0.93	$1.04
Add:
Depreciation and amortization	1.02	1.02
Net loss on sales of real estate	0.04	0.04

Funds from Operations attributable to common stockholders (FFO)	$1.99	$2.10

Normalizing items (1)	0.14	0.13
Normalized FFO attributable to common stockholders	$2.13	$2.23

FFO attributable to common stockholders	$1.99	$2.10
Acquisition pursuit costs	0.12	0.12
Stock-based compensation expense	0.10	0.10
Straight-line rental income adjustments	(0.38)	(0.39)
Amortization of deferred financing costs	0.08	0.08
Other non-cash adjustments	0.09	0.10

Adjusted Funds from Operations attributable to common stockholders (AFFO)	$2.00	$2.11

Normalizing items (1)	0.01	0.01
Normalized AFFO attributable to common stockholders	$2.01	$2.12

(1)
Normalizing items include certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalizing items for FFO above include non-RIDEA joint venture facility

2

operating expenses of $0.01, non-recurring or unusual acquisition pursuit costs of $0.07 and specific reserves and write-offs in excess of any straight-line rental income recognized during the period presented of between $0.05 and $0.06. Normalizing items for AFFO include non-RIDEA joint venture facility operating expenses.

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2015 third quarter results will be held on Tuesday, November 10 at 10:00 am Pacific Time. The dial in number for the conference call is (888) 438-5491 and the participant code is “SABRA.” A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 9408960. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of September 30, 2015, Sabra’s investment portfolio included 178 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 103 Skilled Nursing/Transitional Care facilities, (ii) 73 Senior Housing facilities, and (iii) two Acute Care Hospitals), 15 investments in loans receivable (consisting of (i) seven mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, and (iv) three pre-development loans) and 10 preferred equity investments. Included in the 178 real estate properties held for investment is a single 100% owned, Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of September 30, 2015, Sabra’s real estate properties included 18,005 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our recent investments, our outlook for the 2015 fiscal year and our expectations regarding the Forest Park - Frisco hospital, the Forest Park - Dallas mortgage loan and the Forest Park - Fort Worth construction loan.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign current exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

3

TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this release.

CONTACT
Investor & Media Inquiries: (949) 679-0410

4

 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$59,934	$43,984	$172,092	$127,807
Net income attributable to common stockholders	15,500	14,643	46,664	17,020
FFO attributable to common stockholders	35,644	24,405	93,732	45,887
Normalized FFO attributable to common stockholders	38,014	24,563	101,849	70,973
AFFO attributable to common stockholders	34,508	24,622	95,722	48,473
Normalized AFFO attributable to common stockholders	34,508	24,622	96,177	69,351
Per common share data attributable to common stockholders:
Diluted EPS	$0.24	$0.31	$0.76	$0.39
Diluted FFO	0.55	0.51	1.52	1.05
Diluted Normalized FFO	0.58	0.51	1.66	1.63
Diluted AFFO	0.53	0.51	1.55	1.10
Diluted Normalized AFFO	0.53	0.51	1.56	1.57
Net cash flow from operations	$27,808	$42,318	$79,115	$71,239

Investment Portfolio	September 30, 2015	December 31, 2014
Total Investments in Real Estate Properties (1) (#)	178	160
Total Investments in Real Estate Properties, gross ($)	$2,202,194	$1,831,534
Total Beds/Units	18,005	16,718
Weighted Average Remaining Lease Term (in months)	119	129
Total Investments in Loans Receivable (#)	15	14
Total Investments in Loans Receivable, gross ($) (2)	$260,448	$235,584
Total Preferred Equity Investments (#)	10	6
Total Preferred Equity Investments, gross ($)	$27,622	$16,407
Debt	September 30, 2015	December 31, 2014
Book Value
Fixed Rate Debt	$867,957	$823,294
Variable Rate Debt (3)	471,113	268,000
Total Debt	1,339,070	1,091,294

Cash	(31,473)	(61,793)
Net Debt	$1,307,597	$1,029,501

Weighted Average Effective Rate
Fixed Rate Debt	5.16%	5.24%
Variable Rate Debt (3)	2.66%	2.27%
Total Debt	4.28%	4.51%

% of Total
Fixed Rate Debt	64.8%	75.5%
Variable Rate Debt (3)	35.2%	24.5%
Total Debt	100.0%	100.0%

Availability Under Revolving Credit Facility	$246,000	$382,000
Available Liquidity (4)	$277,416	$443,671

(1) Included in Total Investments in Real Estate Properties is a single 100% owned Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(2) Total Investments in Loans Receivable, gross as of September 30, 2015 consists of principal of $259.2 million plus capitalized origination fees of $1.2 million.
(3) Includes $200.0 million subject to a 2% LIBOR cap and $67.1 million (CAD $90.0 million) subject to a swap agreement that fixes the CDOR rate at 1.59%. Excluding this amount from variable rate debt equates to 15.2% of total debt being variable rate debt.
(4) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$53,173	$38,165	$152,574	$111,743
Interest and other income	6,761	5,819	19,518	16,064

Total revenues	59,934	43,984	172,092	127,807

Expenses:
Depreciation and amortization	16,306	9,762	44,953	28,867
Interest	15,176	10,540	43,108	32,668
General and administrative	3,991	6,226	20,712	17,011
Provision for doubtful accounts and write-offs	2,489	—	6,605	2,994

Total expenses	37,962	26,528	115,378	81,540

Other (expense) income:
Loss on extinguishment of debt	—	(158)	—	(22,454)
Other (expense) income	(100)	(100)	(300)	860
Net loss on sales of real estate	(3,838)	—	(2,115)	—

Total other (expense) income	(3,938)	(258)	(2,415)	(21,594)

Net income	18,034	17,198	54,299	24,673

Net loss attributable to noncontrolling interests	27	6	47	29

Net income attributable to Sabra Health Care REIT, Inc.	18,061	17,204	54,346	24,702

Preferred stock dividends	(2,561)	(2,561)	(7,682)	(7,682)

Net income attributable to common stockholders	$15,500	$14,643	$46,664	$17,020

Net income attributable to common stockholders, per:

Basic common share	$0.24	$0.31	$0.76	$0.39

Diluted common share	$0.24	$0.31	$0.76	$0.39

Weighted-average number of common shares outstanding, basic	65,160,290	47,359,949	61,244,991	43,358,620

Weighted-average number of common shares outstanding, diluted	65,398,175	47,877,202	61,468,603	43,840,550

6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $226,662 and $185,994 as of September 30, 2015 and December 31, 2014, respectively	$1,974,673	$1,645,805
Loans receivable and other investments, net	287,448	251,583
Cash and cash equivalents	31,473	61,793
Restricted cash	8,239	7,024
Prepaid expenses, deferred financing costs and other assets, net	123,620	98,687
Total assets	$2,425,453	$2,064,892

Liabilities
Mortgage notes	$168,608	$124,022
Revolving credit facility	204,000	68,000
Term loans	267,113	200,000
Senior unsecured notes	699,349	699,272
Accounts payable and accrued liabilities	27,139	31,775
Total liabilities	1,366,209	1,123,069

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,134,056 and 59,047,001 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	651	590
Additional paid-in capital	1,201,859	1,053,601
Cumulative distributions in excess of net income	(137,597)	(110,841)
Accumulated other comprehensive loss	(5,637)	(1,542)
Total Sabra Health Care REIT, Inc. stockholders’ equity	1,059,334	941,866
Noncontrolling interests	(90)	(43)
Total equity	1,059,244	941,823
Total liabilities and equity	$2,425,453	$2,064,892

7

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$54,299	$24,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,953	28,867
Non-cash interest income adjustments	343	217
Amortization of deferred financing costs	3,829	2,812
Stock-based compensation expense	5,389	6,337
Amortization of debt discount (premium)	77	(33)
Loss on extinguishment of debt	—	1,576
Straight-line rental income adjustments	(18,272)	(13,074)
Provision for doubtful accounts and write-offs	6,605	2,994
Change in fair value of contingent consideration	300	(860)
Net loss on sales of real estate	2,115	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(15,035)	(2,529)
Accounts payable and accrued liabilities	(2,410)	22,607
Restricted cash	(3,078)	(2,348)

Net cash provided by operating activities	79,115	71,239
Cash flows from investing activities:
Acquisitions of real estate	(386,572)	(721,879)
Origination and fundings of loans receivable	(26,207)	(59,256)
Preferred equity investments	(9,281)	(11,300)
Additions to real estate	(1,596)	(1,151)
DIP loan fundings	(3,302)	—
Repayment of loans receivable	3,285	287
Release of contingent consideration held in escrow	5,240	—
Net proceeds from the sale of real estate	15,752	—

Net cash used in investing activities	(402,681)	(793,299)
Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	—	350,000
Principal payments on senior unsecured notes	—	(211,250)
Net proceeds from revolving credit facility	136,000	478,500
Proceeds from term loan	73,242	—
Proceeds from mortgage notes	28,735	57,703
Principal payments on mortgage notes	(2,184)	(88,419)
Payments of deferred financing costs	(1,314)	(15,474)
Issuance of common stock	139,617	229,825
Dividends paid on common and preferred stock	(80,619)	(57,654)

Net cash provided by financing activities	293,477	743,231

Net (decrease) increase in cash and cash equivalents	(30,089)	21,171
Effect of foreign currency translation on cash and cash equivalents	(231)	—
Cash and cash equivalents, beginning of period	61,793	4,308

Cash and cash equivalents, end of period	$31,473	$25,479
Supplemental disclosure of cash flow information:
Interest paid	$43,405	$26,705
Supplemental disclosure of non-cash investing and financing activities:
Assumption of mortgage indebtedness	$19,677	$14,102
Repayment of preferred equity investments	$—	$6,949

8

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income attributable to common stockholders	$15,500	$14,643	$46,664	$17,020
Depreciation and amortization of real estate assets	16,306	9,762	44,953	28,867
Net loss on sales of real estate	3,838	—	2,115	—
FFO attributable to common stockholders	$35,644	$24,405	$93,732	$45,887

Non-RIDEA facility operating expenses	—	—	455	—
Non-recurring or unusual acquisition pursuit costs	—	—	4,293	—
Loss on extinguishment of debt	—	158	—	22,454
Provision and write-offs of straight-line rental income (1)	2,370	—	3,369	2,632
Normalized FFO attributable to common stockholders	$38,014	$24,563	$101,849	$70,973

FFO attributable to common stockholders	$35,644	$24,405	$93,732	$45,887
Acquisition pursuit costs	540	2,038	5,981	2,617
Stock-based compensation expense	717	1,545	5,389	6,337
Straight-line rental income adjustments	(6,438)	(4,641)	(18,272)	(13,074)
Amortization of deferred financing costs	1,300	940	3,829	2,812
Non-cash portion of loss on extinguishment of debt	—	158	—	1,576
Other non-cash adjustments	2,745	177	5,063	2,318
AFFO attributable to common stockholders	$34,508	$24,622	$95,722	$48,473

Non-RIDEA facility operating expenses	—	—	455	—
Cash portion of loss on extinguishment of debt	—	—	—	20,878
Normalized AFFO attributable to common stockholders	$34,508	$24,622	$96,177	$69,351
Amounts per diluted common share attributable to common stockholders:
Net income	$0.24	$0.31	$0.76	$0.39

FFO	$0.55	$0.51	$1.52	$1.05

Normalized FFO	$0.58	$0.51	$1.66	$1.63

AFFO	$0.53	$0.51	$1.55	$1.10

Normalized AFFO	$0.53	$0.51	$1.56	$1.57

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,398,175	47,877,202	61,468,603	43,840,550
AFFO and Normalized AFFO	65,528,033	48,038,179	61,641,797	44,072,015

(1) Related to the specific reserves and write-offs in excess of any straight-line rental income recognized during the period presented.

9

REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the

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REPORTING DEFINITIONS

historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company includes Skilled Mix for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. Circumstances that would result in an acquired facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude facilities leased to the Company’s RIDEA-compliant joint venture tenants.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.

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